UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2014

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

16941 Keegan Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

(310) 735-0092

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 8, 2014, AutoMD, Inc. (“AutoMD”), a subsidiary of U.S. Auto Parts Network, Inc. (the “Company”), entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Muzzy-Lyon Auto Parts, Inc. (“Muzzy-Lyon”), Manheim Investments, Inc. (“Manheim”), the Company, Oak Investment Partners XI, L.P. (“Oak”) and the Sol Khazani Living Trust (the “Trust”, and collectively with Muzzy-Lyon, Manheim, the Company and Oak, the “Investors”). Upon execution of the Purchase Agreement, Muzzy-Lyon, Manheim, Oak and the Trust purchased an aggregate of 7,000,000 shares of AutoMD common stock (the “Financing”) at a purchase price of $1.00 per share (the “Initial Closing”). Additionally, pursuant to the terms of the Purchase Agreement, the Company may be required to purchase 2,000,000 shares of AutoMD common stock at a purchase price of $1.00 per share, with such purchase to be triggered, if applicable, if during the two years following the closing date for the Initial Closing AutoMD fails to meet specified cash balances and numbers of approved auto repair shops submitting a quotation on AutoMD’s website (the “Second Closing”). Following the Initial Closing, AutoMD ceased to be a wholly-owned subsidiary of the Company, with the Company now holding approximately 64.1% of AutoMD’s outstanding common stock. Fredric W. Harman and Sol Khazani, each a current director of the Company, are affiliated with Oak and the Trust, respectively.

Concurrently with the execution of the Purchase Agreement, AutoMD and the Investors entered into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which AutoMD granted the Investors certain registration rights with respect to the AutoMD common stock held by the Investors, granted the Investors certain information rights relating to AutoMD’s business and financial condition and operating results and granted the Investors the right to purchase their pro rata amount of certain future equity issuances by AutoMD. Pursuant to the terms of the Investor Rights Agreement, for a period of three years, without the prior consent of Muzzy-Lyon, Manheim, Oak and the Trust (collectively, the “Outside Investors”), the Company may not sell or transfer any AutoMD common stock then-held by the Company to the extent that such transaction would result in the Company owning less than 50% of the outstanding capital stock of AutoMD (a “Restricted Transfer”); provided, however, that in the event of a proposed Restricted Transfer for which any Outside Investor does not provide its consent, in the alternative, the Company may elect, at its sole option, to purchase the shares of AutoMD common stock purchased by such non-consenting Outside Investor at the Initial Closing at a purchase price equal to $1.00 per share, plus an annual interest rate of 10% thereon. Furthermore, for a period of three years, without the prior consent of each Outside Investor, AutoMD may not be sold pursuant to an acquisition or sale of assets and AutoMD may not issue equity securities pursuant to an acquisition, business combination, joint venture, strategic agreement or any similar arrangement (any such transaction, a “Sale or Strategic Transaction”); provided, however, that in the event of a proposed Sale or Strategic Transaction for which an Outside Investor does not provide its consent, in the alternative, AutoMD may elect to repurchase the shares of AutoMD common stock purchased by such non-consenting Outside Investor at the Initial Closing at a purchase price equal to $1.00 per share, plus, under certain circumstances, an annual interest rate of 10% thereon (the “AutoMD Repurchase Option”). In the event that AutoMD does not have sufficient funds to consummate the AutoMD Repurchase Option in circumstances where AutoMD is permitted to and has elected to consummate the AutoMD Repurchase Option, then the Company is required to negotiate the terms of a transaction between AutoMD and the Company pursuant to which AutoMD will be provided sufficient funds to consummate the AutoMD Repurchase Option. Additionally, pursuant to the terms of the Investor Rights Agreement, for a period of three years the Company has agreed to reimburse AutoMD for all expenses actually and reasonably incurred by AutoMD in connection with certain legal proceedings related to AutoMD’s intellectual property, up to an aggregate maximum amount of $2,500,000 (the “IP Reimbursement”).

In connection with the Financing, AutoMD and the Investors also entered into a Voting Agreement (the “Voting Agreement”) and a Right of First Refusal and Co-Sale Agreement (the “Co-Sale Agreement”). The Voting Agreement provides that, for so long as each Investor exceeds specified ownership thresholds in AutoMD, each of the Investors will vote to elect three individuals designated by the Company, one individual designated by Muzzy-Lyon, one individual designated by Oak, and one individual designated by Manheim as the members of the AutoMD board of directors; provided, however, during such period of time that Muzzy-Lyon, Oak and Manheim have an aggregate of three representatives serving on the AutoMD board of directors, the Company shall be permitted to designate a fourth individual to serve on the AutoMD board of directors. At the Initial Closing, the Company designated Sol Khazani, Robert J. Majteles and Joshua L. Berman as its designees on the AutoMD board of directors and Oak designated Fredric W. Harman as its designee on the AutoMD board of directors, which such individuals also currently serve as directors of the Company. Muzzy-Lyon and Manheim have each elected not to designate a representative on the AutoMD board of directors. The Co-Sale Agreement provides that, subject to limited exceptions, prior to the sale of AutoMD common stock by any Investor, such Investor must provide first to AutoMD and second to the Investors a right of first refusal with respect to such shares of common stock being sold. In the event that AutoMD and the non-transferring Investors elect not to exercise their respective right of first refusal, the non-transferring Investors have the right to participate in such sale on a pro rata basis.

In order to effect the transactions contemplated above and the performance of the obligations set forth in the Purchase Agreement, the Investor Rights Agreement and the other documents entered into in connection with the Financing (collectively, the “Financing Documents”), on October 8, 2014, the Company, certain of its domestic subsidiaries and JPMorgan Chase Bank, N.A. (“JPMorgan”) entered into a Fifth Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement (the “Amendment”), which amended the Credit Agreement previously entered into by the Company, certain of its domestic subsidiaries and JPMorgan on April 26, 2012 (as amended, the “Credit Agreement”) and the Pledge and Security Agreement previously entered into by the Company, certain of its domestic subsidiaries and JPMorgan on April 26, 2012. Pursuant to the Amendment, JPMorgan increased its revolving commitment from $20,000,000 to $25,000,000, which is subject to a borrowing base derived from certain receivables, inventory, property and pledged cash. In addition, the Company’s and AutoMD’s ability to perform certain obligations set forth in the Financing Documents (including the Company electing to purchase AutoMD common stock in connection with a Restricted Transfer, AutoMD electing to exercise the AutoMD Repurchase Option, the Company’s ability to consummate the Second Closing and the Company’s ability to consummate the IP Reimbursement) is dependent on the Company satisfying certain contractual and financial tests, including, without limitation, (i) with respect to the consummation of the Second Closing, the Company having excess availability to borrow under the Credit Agreement of at least $4 million and the satisfaction of a minimum fixed charge coverage ratio of 1.25:1.0, (ii) with respect to the consummation of the IP Reimbursement, the Company having excess availability to borrow under the Credit Agreement of at least $4 million, and (iii) with respect to the Company electing to purchase AutoMD common stock in connection with a Restricted Transfer or AutoMD electing to exercise the AutoMD Repurchase Option, the Company having excess availability to borrow under the Credit Agreement of at least $6 million and the satisfaction of a minimum fixed charge coverage ratio of 1.25:1.0.

The foregoing descriptions of the terms of the Purchase Agreement, the Investor Rights Agreement, the Voting Agreement, the Co-Sale Agreement and the Amendment are qualified in their entirety by reference to the Purchase Agreement, the Investor Rights Agreement, the Voting Agreement, the Co-Sale Agreement and the Amendment, which are attached hereto as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3, Exhibit 99.4 and Exhibit 99.5, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Common Stock Purchase Agreement, dated October 8, 2014, by and among AutoMD, Inc., U.S. Auto Parts Network, Inc., Muzzy-Lyon Auto Parts, Inc., Manheim Investments, Inc., Oak Investment Partners XI, L.P. and the Sol Khazani Living Trust.

99.2	Investor Rights Agreement, dated October 8, 2014, by and among AutoMD, Inc., U.S. Auto Parts Network, Inc., Muzzy-Lyon Auto Parts, Inc., Manheim Investments, Inc., Oak Investment Partners XI, L.P. and the Sol Khazani Living Trust.

99.3	Voting Agreement, dated October 8, 2014, by and among AutoMD, Inc., U.S. Auto Parts Network, Inc., Muzzy-Lyon Auto Parts, Inc., Manheim Investments, Inc., Oak Investment Partners XI, L.P. and the Sol Khazani Living Trust.

99.4	Right of First Refusal and Co-Sale Agreement, dated October 8, 2014, by and among AutoMD, Inc., U.S. Auto Parts Network, Inc., Muzzy-Lyon Auto Parts, Inc., Manheim Investments, Inc., Oak Investment Partners XI, L.P. and the Sol Khazani Living Trust.

99.5	Fifth Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement, dated October 8, 2014, by and among U.S. Auto Parts Network, Inc., certain of its domestic subsidiaries and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Auto Parts Network, Inc.

Dated: October 8, 2014	By:	/s/ Bryan P. Stevenson
	Name:	Bryan P. Stevenson
	Title:	VP, General Counsel